EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in this Registration Statement Pro Squared, Inc. on Form S-8 of our dated February 25, 2003 incorporated into the Annual Report on Form 10-KSB of Pro Squared, Inc. for the year ended December 31, 2002.




                                    /s/ Thomas Leger & Co. LLP

                                    Thomas Leger & Co. LLP


Houston, Texas
May 27, 2003